Exhibit 99.1

Georgia Gulf Expects Fourth Quarter EPS to be Near the Lower End of the Current Range of Analysts' Estimates

    ATLANTA--(BUSINESS WIRE)--Dec. 16, 2004--Georgia Gulf Corporation (NYSE: GGC) announced today that it expects fourth quarter earnings to be near the lower end of the current range of analysts' estimates of $.74 to $.89 per share as reported by First Call.
    Georgia Gulf will release a pre-recorded update call on Friday, December 17, 2004, at 9 AM ET. To access the initial broadcast of the call, please dial 888-552-7928 (domestic) or 706-679-3718
(international). To access the call via Webcast, log on to http://audioevent.mshow.com/199618. Playbacks will be available from 9:30 AM ET Friday, December 17, to midnight ET Friday, December 24. Playback numbers are 800-642-1687 (domestic) or 706-645-9291 (international). The conference call ID number is 2746754.
    Georgia Gulf, headquartered in Atlanta, is a major manufacturer and marketer of two integrated product lines, chlorovinyls and aromatics. Georgia Gulf's chlorovinyl products include chlorine, caustic soda, vinyl chloride monomer and vinyl resins and compounds. Georgia Gulf's primary aromatic products include cumene, phenol and acetone.

    This news release contains forward-looking statements subject to the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on management's assumptions regarding business conditions, and actual results may be materially different. Risks and uncertainties inherent in these assumptions include, but are not limited to, future global economic conditions, economic conditions in the industries to which the company sells, industry production capacity, raw material costs and other factors discussed in the Securities and Exchange Commission filings of Georgia Gulf Corporation, including our annual report on Form 10-K for the year ended December 31, 2003, and our subsequent quarterly reports on Form 10-Q.

    CONTACT: Georgia Gulf Corporation, Atlanta
             Investor Relations
             Angie Tickle, 770/395-4520